                                                                               .
                                                                               .
                                                                               .

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                           TENDER OF ALL OUTSTANDING

              7 1/4% SENIOR NOTES DUE               AND            SENIOR FLOATING RATE NOTES DUE
                  OCTOBER 1, 2012                                          OCTOBER 1, 2010
                        OF                                                       OF
             AINSWORTH LUMBER CO. LTD.                                AINSWORTH LUMBER CO. LTD.

     This Notice of Guaranteed Delivery relates to the offer by Ainsworth Lumber Co. Ltd. ("Ainsworth") to exchange (a) US$1,000 in stated amount at maturity of a new series of 7 1/4% Senior Notes due October 1, 2012 (the "New Fixed Rate Notes") of Ainsworth for each US$1,000 in stated amount at maturity of outstanding 7 1/4% Senior Notes due October 1, 2012 ("Original Fixed Rate Notes") and (b) US$1,000 in stated amount at maturity of a new series of Senior Floating Rate Notes due October 1, 2010 (the "New Floating Rate Notes", and, together with the New Fixed Rate Notes, the "Exchange Notes") of Ainsworth for each US$1,000 in stated amount at maturity of outstanding Senior Floating Rate Notes due October 1, 2010 (the "Original Floating Rate Notes", and, together with the Original Fixed Rate Notes, the "Original Notes") of Ainsworth. Registered holders of outstanding Original Notes of Ainsworth who wish to tender their Original Notes in exchange for a like principal amount of Exchange Notes of Ainsworth upon the terms and subject to the conditions set forth in the
prospectus, dated           ,   (the "Prospectus") and the related letter of
transmittal (the "Letter of Transmittal") and, in each case, whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to the Bank of New York (the "Exchange Agent") or cannot complete the procedure for book-entry transfer prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Original Notes" in the Prospectus. Capitalized terms not defined herein have the meaning as defined in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
  (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED BY AINSWORTH IN ITS SOLE DISCRETION. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

      By Hand, Mail or Overnight Delivery                   By Facsimile Transmission
              The Bank of New York                      (for Eligible Institutions only):
           Corporate Trust Operations                             (212) 298-1915
            101 Barclay Street - 7E                         Attention: William Buckley
            New York, New York 01286
           Attention: William Buckley                         Confirm by Telephone:
                                                                  (212) 815-5788
             For Information Call:
                 (212) 815-5788

                            ------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BY RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT")) , SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies & Gentlemen:

     The undersigned hereby tender(s) to Ainsworth upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the business day prior to the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

            Signature(s) of Registered Owner(s)                                  Name(s) of Registered Holder(s):
                  or Authorized Signatory:



          ----------------------------------------                           ----------------------------------------



          ----------------------------------------                           ----------------------------------------



          ----------------------------------------                           ----------------------------------------
  Principal Amount of Original Fixed Rate Notes Tendered:                                    Address:



          ----------------------------------------                           ----------------------------------------
    Certificate No(s). of Original Fixed Rate Notes (if                            Area Code and Telephone No.:
                         available):



          ----------------------------------------                  If Original Notes will be delivered by book-entry transfer
          ----------------------------------------                  at The Depository Trust Company, insert Depository Account
                                                                                               No.:
                                                                             ----------------------------------------



          ----------------------------------------
 Principal Amount of Original Floating Rate Notes Tendered:



          ----------------------------------------
   Certificate No(s). of Original Floating Rate Notes (if
                         available):



          ----------------------------------------



          ----------------------------------------



          ----------------------------------------



          ----------------------------------------
                           Date:

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)


Name(s): ---------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

Capacity:  -------------------------------------------------------------------------------------------------------

Address(es): -----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

     DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each bolder of Original Notes on whose behalf this tender is being made "own(s)" the Original Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act,
(b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Original Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


---------------------------------------------------------       ---------------------------------------------------------
                      NAME OF FIRM:                                               AUTHORIZED SIGNATURE




---------------------------------------------------------       ---------------------------------------------------------
                        ADDRESS:                                                          NAME:




                                                                ---------------------------------------------------------
                                                                                         TITLE:
---------------------------------------------------------




---------------------------------------------------------       ---------------------------------------------------------
               AREA CODE AND TELEPHONE NO.                                                DATE:




---------------------------------------------------------